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                                                                   Exhibit 23.1

December 16, 1997


Board of Directors
Peak International Limited



Re: Consent of Independent Auditors

We consent to the incorporation by reference in the Company's Registration Statement on Form S-8 dated December 16, 1997 of our report dated March 19, 1997 relating to the consolidated financial statements of Peak International Limited for each of the two years ended March 31, 1995 and 1996, which appears in the Company's registration statement on Form F-1 (registration no.333-38991).


/s/ BDO Binder
BDO Binder
Hong Kong